Exhibit 99.1


                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Asyst Corporation (the "Registrant") on Form 10-QSB for the period ending April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Bob Hall, President and director and Michael Vardakis, Secretary, Treasurer and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: 6/16/03                               /s/Bob Hall
                                            -----------
                                            Bob Hall
                                            President and director

Date: 6/16/03                               /s/Michael Vardakis
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                                            Michael Vardakis
                                            Secretary/Treasurer and Director